Exhibit 10.2

***CONFIDENTIAL TREATMENT REQUESTED**

***CONFIDENTIAL TREATMENT REQUESTED**

THIRD AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of November 4, 2004, is entered into by and among:

(1) WILD OATS MARKETS, INC., a Delaware corporation (the "Borrower");

(2) Each of the financial institutions listed in Schedule I to the Credit Agreement referred to in Recital A below (collectively, the "Lenders") constituting Required Lenders; and

(3) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("WFB"), as the administrative agent for the Lenders (in such capacity, the "Administrative Agent").

RECITALS

A. The Borrower, the Lenders, the Administrative Agent and WFB in its capacity as L/C Issuer and Swing Line Lender are parties to that certain Second Amended and Restated Credit Agreement, dated as of February 26, 2003 (as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of May 21, 2004 and as further amended by that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of August 3, 2004, the "Credit Agreement").

B. The Borrower has requested that the Lenders constituting Required Lenders and the Administrative Agent amend the Credit Agreement in certain respects.

C. The Lenders executing this Amendment and the Administrative Agent are willing to so amend the Credit Agreement upon the terms and subject to the conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Lenders executing this Amendment and the Administrative Agent hereby agree as follows:

1. Definitions, Interpretation. All capitalized terms defined above and elsewhere in this Amendment shall be used herein as so defined. Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those terms in the Credit Agreement, as amended by this Amendment. The rules of construction set forth in Article I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Amendment, apply to this Amendment and are hereby incorporated by reference.

***CONFIDENTIAL TREATMENT REQUESTED**

2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in paragraph 4 below, the Credit Agreement is hereby amended as follows:

a) Section 1.01 is hereby amended by changing the definitions of the terms "Cash Balances", "Cash Equivalents", "Adjusted Leverage Ratio" and "Pricing Grid" to read in their entirety as follows:

"Cash Balances" shall mean, with respect to Borrower and its Subsidiaries at any time, the remainder, determined on a consolidated basis in accordance with GAAP, of:

(a) The sum of (i) the unrestricted cash of Borrower and its Subsidiaries (including cash restricted by a Lien in favor of the Administrative Agent for the benefit of the Lenders pursuant to this Agreement) maintained in one or more deposit accounts located at a Lender (or in transit to such deposit accounts so long as the amounts in transit relate to credit card payments owed to the Borrower or its Subsidiaries and the actual time in transit does not exceed three (3) Business Day) at such time and (ii) the market value of the unrestricted Cash Equivalents of Borrower and its Subsidiaries (including cash restricted by a Lien in favor of the Administrative Agent for the benefit of the Lenders pursuant to this Agreement) maintained in one or more securities accounts at a Lender or any Affiliate of a Lender at such time;

minus

(b) The Effective Amount of all Loans and L/C Obligations then outstanding under this Agreement.

"Cash Equivalents" shall mean:

(a) Direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed or insured by, the United States of America or obligations of any agency of the United States of America, in each case maturing within one year from the date of acquisition thereof;

(b) time deposits, certificates of deposit or bankers’ acceptances, in each case maturing within one year from the date of acquisition thereof and issued by a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Lender, provided that (i) such deposits are denominated in Dollars or Canadian Dollars and (ii) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000 at the time of acquisition thereof;

(c) Open market commercial paper maturing within 270 days from the date of acquisition thereof issued by a corporation organized under the laws of the United States of America or a state thereof, provided such commercial paper is rated at least A-1 (or its equivalent) by Standard and Poor’s Ratings Group or P-1 (or its equivalent) by Moody’s Investors Service, Inc. at the time of acquisition thereof;

***CONFIDENTIAL TREATMENT REQUESTED**

(d) Repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above at the time of acquisition thereof;

(e) Securities with a maturities of one year or less from the date of acquisition issued or fully guaranteed by any state or commonwealth of the United States of America, or by any political subdivision or taxing authority thereof and rated at least Aa (or its equivalent) by Moody’s Investor Service, Inc. or AA (or its equivalent) by Standard and Poor’s Rating Group; and

(f) Investments in money market or mutual funds that invest exclusively in the foregoing items.

"Adjusted Leverage Ratio" shall mean:

As of any date of determination, the ratio of (a) the sum of (i) Average Total Funded Debt as of that date plus (ii) six (6) times Net Rents for the four Fiscal Quarter period most recently ended minus (iii) the unrestricted cash of Borrower and its Subsidiaries (including cash restricted by a Lien in favor of the Administrative Agent for the benefit of the Lenders pursuant to this Agreement) maintained in one or more deposit accounts located at a Lender (or in transit to such deposit accounts so long as the amounts in transit relate to credit card payments owed to the Borrower or its Subsidiaries and the actual time in transit does not exceed three (3) Business Day) as of that date minus (iv) the market value of the unrestricted Cash Equivalents of the Borrower and its Subsidiaries (including cash restricted by a Lien in favor of the Administrative Agent for the benefit of the Lenders pursuant to this Agreement) maintained in one or more securities accounts at a Lender or any Affiliate of a Lender as of that date to (b) EBITDAR for the four Fiscal Quarter period most recently ended (excluding (i) any Executive Contract Expense for such period and (ii) Rental Expense for such period not otherwise constituting Net Rents).

"Pricing Grid" shall mean:

Pricing Grid (rates are expressed in basis points per annum)
Tier	Adjusted Leverage Ratio	Applicable Margin for LIBOR Loans (bps)	Applicable Margin for Base Rate Loans (bps)	Commitment Fee (bps)	Letter of Credit Fee (bps)
1	< 4.50	225.0	100.0	62.5	120.0
2	> 4.50 < 5.00	250.0	100.0	62.5	125.0
3	>5.00	275.0	125.0	75.0	125.0

***CONFIDENTIAL TREATMENT REQUESTED**

Any increase or decrease in the Applicable Margin resulting from a change in the Adjusted Leverage Ratio shall become effective as of the fifth (5th) day following the final day by which a Compliance Certificate is required to be delivered pursuant to Section 5.01(a) (regardless of when actually delivered); provided, however, that if the Borrower fails to deliver a Compliance Certificate for a Fiscal Quarter when due in accordance with such Section, then Tier 3 shall apply (or shall continue to apply) as of the fifth (5th) day following such failure. The Applicable Margin in effect from November 4, 2004 until the first day of the Fiscal Quarter following the Borrower’s delivery of its Compliance Certificate for the Fiscal Quarter ending on January 1, 2005 shall be determined based upon Tier 3.

b) Section 5.01(a) is hereby amended by (i) deleting the "and" appearing at the end of clause (xiii), (ii) re-numbering clause (xiv) thereof as clause (xv) and (iii) adding a new clause (xiv) to read in its entirety as follows:

(xiv) As soon as possible and in no event later than twenty (20) days after the end of each month, copies of all recent bank and brokerage statements evidencing the Borrower’s compliance with the minimum cash balances covenant set forth in Section 5.03(f) hereof; and

c) Section 5.02(a) is hereby amended to change clause (x) thereof to read in its entirety as follows:

(x) Acquisition-Related Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any one time outstanding;

d) Section 5.02(d) is hereby amended to change clause (iv)(B) thereof to read in its entirety as follows:

(B) The aggregate consideration paid by the Loan Parties for all such Acquisitions (excluding consideration consisting of the Equity Securities of the Borrower or its Subsidiaries or of Net Cash Issuance Proceeds) paid does not exceed $5,000,000; and

e) Section 5.02(f) is hereby amended by (i) deleting clause (v) thereof in its entirety, (ii) adding the word "and" at the end of clause (iii) thereof, and (iii) amending clause (iv) thereof to read in its entirety as follows:

(iv) The Borrower may repurchase shares of capital stock owned by Perry D. Odak in an aggregate amount not to exceed, during the term of this Agreement, the outstanding principal amount of the Executive Note (plus any interest accrued thereon), so long as (the consideration given by the Borrower for such shares consists only of a non-cash charge related to the forgiveness of all or any portion of the indebtedness arising under the Executive Note.

***CONFIDENTIAL TREATMENT REQUESTED**

f) Section 5.02(f) is hereby further amended by deleting the words "and (v)" appearing in the proviso at the end of such section and inserting the word "and" in front of the reference to "(iv)" therein.

g) Section 5.03(a) is hereby amended to read in its entirety as follows:

(a) Adjusted Leverage Ratio. The Borrower shall not permit the Adjusted Leverage Ratio as at the end of any Fiscal Quarter to be greater than the following for the respective periods set forth below:

Period
Adjusted Leverage Ratio
Closing Date to and including March 27, 2004	3.75:1.00
March 28, 2004 to and including June 26, 2004	4.75:1.00
June 27, 2004 to and including July 2, 2005	5.60:1:00
July 3, 2005 and any time thereafter	5.25:1.00

h) Section 5.03(b) is hereby amended to read in its entirety as follows:

(b) Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio (i) as at the end of any Fiscal Quarter through the Fiscal Quarter ending on July 2, 2005 to be less than 1.00:1.00 and (ii) as at the end of any Fiscal Quarter thereafter, 1.05:1.00.

***CONFIDENTIAL TREATMENT REQUESTED**

i) Section 5.03(d) is hereby amended to read in its entirety as follows:

(d) New Leases. The Borrower shall not permit the aggregate amount of New Leases for New Stores (excluding relocations of existing Stores) entered into by the Loan Parties to be greater than the following amounts for the respective periods set forth below:

Period

Maximum

Fiscal Year 2004	[CONFIDENTIAL]
Fiscal Year 2005	[CONFIDENTIAL])
Fiscal Year 2006	[CONFIDENTIAL])

j) Section 5.03(e) is hereby amended to read in its entirety as follows:

(e) Capital Expenditures. The Borrower shall not permit the aggregate amount of Capital Expenditures made by the Loan Parties in any Fiscal Year to be greater than the following amounts for the respective Fiscal Years set forth below:

Fiscal Year

Maximum Amount

2004
[CONFIDENTIAL]
2005 and each Fiscal Year thereafter
[CONFIDENTIAL]

______________________________________

(1)  Confidential treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.

(2)  Confidential treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.

(3)  Confidential treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.

(4)  Confidential treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.

(5)  Confidential treatment has been requested for the redacted portion. The confidential, redacted portions have been filed separately with the SEC.

***CONFIDENTIAL TREATMENT REQUESTED**

k) Section 5.03(f) is hereby amended to read in its entirety as follows:

(f) Cash Balances. Borrower shall not permit at any time through the Maturity Date the Cash Balances of Borrower and its Subsidiaries to be less than (i) at all times on or prior to July 2, 2005, $25,000,000, and (ii) at all times thereafter, $10,000,000.

l) Schedule 4.01(l) is hereby amended by adding thereto the new text set forth on Attachment A hereto.

m) Schedule 4.01(n) is hereby amended to read in its entirety as set forth on Attachment B hereto.

n) Clause 3(b) of Exhibit A to the Credit Agreement (the form of Notice of Revolving Loan Borrowing) is hereby amended to read in its entirety as follows:

(b) No Default has occurred and is continuing or will result from such Revolving Loan Borrowing;

o) Clause 3(b) of Exhibit D to the Credit Agreement (the form of Notice of Swing Line Borrowing) is hereby amended to read in its entirety as follows:

(b) No Default has occurred and is continuing or will result from such Swing Line Borrowing;

p) Exhibit N of the Credit Agreement (the form of Compliance Certificate) is hereby amended to read in its entirety as set forth on Attachment C hereto.

3. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that the following are true and correct on the date of this Amendment and that, after giving effect to the amendments set forth in paragraph 2 above, the following will be true and correct on the Effective Date:

a) The representations and warranties of the Borrower set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which are true and correct in all material respects as of such date);

b) No Default has occurred and is continuing; and

c) The Credit Agreement, the Security Agreement, the Pledge Agreement and the Guaranty are in full force and effect.

***CONFIDENTIAL TREATMENT REQUESTED**

4. Effective Date. The amendments effected by paragraph 2 above shall become effective as of November 4, 2004 (the "Effective Date"), subject to receipt by the Lenders executing this Amendment and the Administrative Agent of this Amendment duly executed by the Borrower, the Lenders constituting Required Lenders and the Administrative Agent, each in form and substance satisfactory to the Lenders executing this Amendment, the Administrative Agent and their respective counsel, as applicable:

a) This Amendment duly executed by the Borrower, the Lenders constituting Required Lenders and the Administrative Agent;

b) A letter in the form of Attachment D hereto appropriately completed and duly executed by each Guarantor (the "Guarantor Consent Letter");

c) An updated Collateral Certificate, appropriately completed as of the date hereof and duly executed by the Borrower;

d) A certificate of the Secretary or an Assistant Secretary (or comparable officer) of the Borrower, dated the Effective Date, certifying that (i) the certificate of incorporation and bylaws of the Borrower delivered to the Administrative Agent on the Closing Date and the effective date of the First Amendment to Credit Agreement dated as of May 21, 2004 (as applicable) have not been modified since such date and remain in full force and effect; and (ii) the resolutions of the board of directors of the Borrower which authorized the execution, delivery and on-going performance by the Borrower of its obligations under the Credit Agreement (as amended from time to time) remain in full force and effect;

e) A certificate of the Secretary or an Assistant Secretary (or comparable officer) of each Guarantor, dated the Effective Date, certifying (i) the certificate of incorporation, articles of incorporation, certificate of limited partnership, articles of organization or comparable document of such Guarantor and the bylaws, partnership agreement, limited liability company agreement or comparable document of such Guarantor, in each case delivered to the Administrative Agent on the Closing Date have not been modified since the Closing Date and remain in full force and effect; and (ii) the resolutions of the board of directors or other governing body of such Guarantor (or other comparable enabling action) which authorized the execution, delivery and on-going performance by such Guarantor of its obligations under the Guaranty remain in full force and effect;

f) Favorable written opinion of Freya R. Brier, Esq., general counsel to the Borrower, dated the Effective Date, addressed to the Administrative Agent for the benefit of the Administrative Agent and the Lenders and covering such legal matters as the Administrative Agent may reasonably request and otherwise in form and substance reasonably satisfactory to the Administrative Agent; and

g) Such other evidence as the Administrative Agent or any Lender may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Amendment and the other Credit Documents.

***CONFIDENTIAL TREATMENT REQUESTED**

5. Post-Effective Date Covenant. The continuing effectiveness of the amendments set forth in paragraph 2 shall be subject to the receipt on or before November 9, 2004 by the Administrative Agent on behalf of each Lender that executes this Amendment on or prior to November 8, 2004, of a non-refundable amendment fee in the amount of 0.20% of such Lender’s respective Commitment. The Borrower agrees that the failure to such amendment fee on or before November 9, 2004 result in the occurrence of an Event of Default.

6. Effect of this Amendment. On and after the Effective Date, each reference in the Credit Agreement and the other Credit Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as specifically amended above, (a) the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed and (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Lenders or Agent, nor constitute a waiver of any provision of the Credit Agreement or any other Credit Document.

7. Miscellaneous.

a) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

b) Headings. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

c) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado without reference to conflicts of law rules.

***CONFIDENTIAL TREATMENT REQUESTED**

IN WITNESS WHEREOF, the Borrower, the Administrative Agent and the Lenders executing this Amendment have caused this Amendment to be executed as of the day and year first above written.

BORROWER: WILD OATS MARKETS, INC.

By: /s/

Name: Freya R. Brier

Title: Sr. Vice President

ADMINISTRATIVE AGENT: WELLS FARGO BANK, NATIONAL
ASSOCIATION

By: /s/

Name: Marc Rosenberg

Title: Vice President

By:

Name:

Title:

LENDERS: WELLS FARGO BANK, NATIONAL
ASSOCIATION

By: /s/

Name: Marc Rosenberg

Title: Vice President

By:

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION

By:

Name:

Title:

By:

Name:

Title:

VECTRA BANK COLORADO N.A.

By: /s/

Name: Steven Griffith

Title: Sr. Vice President

By:

Name:

Title:

BANK OF AMERICA, N.A.

By:

Name:

Title:

By:

Name:

Title: